Exhibit 3

Telephone: Facsimile: E-Mail:	(876) 906-2414 (876) 754-5158 attorneygeneral@agc.gov.jm	ATTORNEY GENERAL’S CHAMBERS 1st Floor – North Tower 2 Oxford Road Kingston 5
Reference Number: 197-AQ477

October 2, 2019

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

U.S.A.

Ladies and Gentlemen:

In the capacity of Deputy Solicitor General within the Commercial Affairs Division for the Attorney General of Jamaica, the undersigned has acted as counsel for the Government of Jamaica (“Jamaica”) with respect to Jamaica’s issuance of U.S.$815,000,000 7.785% Notes due 2045 (collectively, the “Notes”) in a reopening of their existing series of 7.785% Notes due 2045 in the form of a takedown from Jamaica’s Registration Statement No. 333-222629 under Schedule B (the “Registration Statement”), filed with the Securities and Exchange Commission of the United States of America (the “Commission”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

A.	DOCUMENTS

In arriving at the opinion expressed below, the undersigned has reviewed the following documents:

(i)	the Registration Statement, as filed with the U.S. Securities and Exchange Commission (the “Commission”);

(ii)	the prospectus dated September 11, 2019, as filed with the Commission (the “Base Prospectus”);

(iii)

the preliminary prospectus supplement, dated September 11, 2019, as filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), specifically relating to the Notes;

(iv)

the final prospectus supplement, dated September 11, 2019, as filed with the Commission pursuant to Rule 424(b)(2) of the Securities Act (the “Final Prospectus Supplement”), specifically relating to the Notes;

(v)

executed copies of the indenture dated July 28, 2015 and a supplement to the indenture dated February 11, 2016 (as so supplemented, the “Indenture”) between Jamaica and Deutsche Bank Trust Company Americas (as trustee, paying agent and registrar);

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(vi)	the Notes;

(vii)	the underwriting agreement dated September 11, 2019 (the “Underwriting Agreement”), among Jamaica and BofA Securities, Inc. and Citigroup Global Markets Inc. (together, the “Underwriters”); and

(viii)	the originals or copies certified or otherwise identified of such other documents, including Jamaican statutory instruments, deemed necessary for providing the opinion hereinafter expressed.

B.	ASSUMPTIONS

In giving this opinion, the undersigned has assumed the following (without independent verification):

1.	The legal capacity of the natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2.

The conformity to original documents and the completeness of all documents submitted to us (i) as certified or confirmed copies or photocopies, or (ii) by facsimile transmission and the authenticity of the originals of such documents;

3.	That the certificates and other documents to which the undersigned has referred herein were when made, and remain, accurate, and there have been no variations to any such certificates or documents;

4.	That insofar as any obligation is to be performed in a jurisdiction other than Jamaica, its performance would not be illegal or ineffective under the laws of that jurisdiction; and

5.

That each of the parties to the Indenture and the Underwriting Agreement have satisfied or will satisfy any applicable legal requirement under any law other than the laws of Jamaica to the extent necessary to make the Indenture and the Notes (with respect to Jamaica) enforceable against each of them.

C.	LIMITATIONS

Our opinion herein expressed is subject to the following limitations:

1.

We have not investigated and do not express any opinion as to the laws of any jurisdiction other than the Laws of Jamaica, in effect on the date of this opinion, and to the extent they are normally applicable in relation to transactions of the type provided in the documents listed at A(i)-(viii) above.

2.	We express no opinion as to matters of fact.

D.	OPINION

Based on the foregoing, it is the opinion of the undersigned that:

(a)	the issuance of the Notes complies with the requirements of the Public Debt Management Act, 2012;

(b)	the execution and delivery of the Notes were duly authorized by all the necessary actions of Jamaica; and

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(c)

the Notes when authenticated in accordance with the Indenture and issued, delivered and paid for by the Underwriters, will constitute valid and legally binding obligations of Jamaica enforceable against Jamaica in accordance with their terms, subject to the enforcement of legal and equitable limitations relating to or affecting enforceability generally applicable to obligations of sovereigns.

The foregoing opinion is limited to the laws of Jamaica as at the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to Amendment No. 2 to the Annual Report of the Government of Jamaica on Form 18-K for the year ended March 31, 2019, and to the references to the Attorney General’s Chambers under the caption “Validity of the Notes” and “Validity of any Series of Debt Securities” in the Preliminary Prospectus Supplement and Final Prospectus Supplement, respectively. In giving such consent, we do not thereby admit that the Attorney General’s Chambers is in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the Commission.

Yours faithfully,

/s/ Melanie Gilchrist
Melanie Gilchrist
Deputy Solicitor General
Commercial Affairs Division for Attorney General

Copy: Financial Secretary

Ministry of Finance and the Public Service
Attention: Miss Dian Black